1 AMENDED & RESTATED DENTSPLY SIRONA INC. KEY EMPLOYEE SEVERANCE BENEFITS PLAN (Effective as of February 24, 2026) ARTICLE 1. INTRODUCTION 1.1. Establishment, Effective Date and Purpose. Dentsply Sirona Inc. (the “Company”) adopted the Dentsply Sirona Inc. Key Employee Severance Benefits Plan originally effective as of May 25, 2022, as amended and restated as of October 10, 2025, and as further amended and restated effective as of February 24, 2026 (the “Effective Date”). This Plan (as defined in Section 2.1(u) below) is generally designed to provide separation pay and benefits to certain eligible employees of the Company whose employment is involuntarily terminated by the Company without Cause (as defined in Section 2.1(g) below) or voluntarily resignation for Good Reason (as defined in Section 2.1(s) below) by the Employee, as further set forth in this Plan. 1.2. Administration. This Plan shall be administered by the Compensation & Human Capital Committee of the Board of Directors of the Company (the “Compensation Committee”). ARTICLE 2. DEFINITIONS AND CONSTRUCTION 2.1. Definitions. For purposes of this Plan, the following words and phrases shall have the respective meanings set forth below, unless the context clearly requires a different meaning: (a) “Accrued Benefits” means: (i) Base Salary earned through the date of the Qualified Termination, (ii) the balance of any awarded, but as yet unpaid, annual incentive for any fiscal year prior to the fiscal year during which the Employee’s date of the Qualified Termination occurs, (iii) any vested, but not forfeited, benefits on the date of the Qualified Termination under the Company’s employee benefit plans in accordance with the terms of such plans, and (iv) any benefit continuation and conversion rights to which the Employee is entitled under the Company’s employee benefit plans. (b) “Affiliate” means a Person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, the Person specified. (c) “Alternative First Payment Date” means when the total number of days in the Consideration Period (as defined in Section 4.3) combined with the total number of days in the Revocation Period (as defined in Section 4.3) begin in one calendar year and end in the subsequent calendar year from the date a General Release is presented to the Employee under

2 Section 4.3), it is the date which is the later of (i) January 1 of such subsequent calendar year or (ii) the date on which the General Release becomes effective and irrevocable, and that later date becomes the date on which Employee’s Severance Pay is then paid. (d) “Base Salary” means the Employee’s gross base annual rate of salary with respect to services rendered or labor performed as reflected in the personnel records of the Company immediately prior to the Employee’s Qualified Termination (or if the termination is due to a voluntary resignation for Good Reason based on a reduction in base salary, then the Employee’s annual base salary in effect immediately prior to such reduction). (e) “Beneficial Owner” has the meaning ascribed to such term in Rule 13d-3 under the Exchange Act. (f) “Board” means the board of directors of Dentsply Sirona Inc. (g) “Cause” means the Employee has: (i) committed an act of fraud against the Company, (ii) committed an act of malfeasance, recklessness, or gross negligence that is materially injurious to the Company or its customers, (iii) is indicted for, or convicted of, or pleads no contest to, a felony or a crime involving Employee’s moral turpitude, (iv) breached any confidentiality, non-competition, non-solicitation or assignment of inventions covenants to which the Employee is a party with the Company or any Affiliates, (v) breached any material policy of or obligations to the Company, (vi) committed any willful or intentional act of misconduct, malfeasance, recklessness, gross negligence, personal dishonesty or fraud, or (vii) willfully failed to perform the Employee’s duties to the Company. (h) “CEO” means the Chief Executive Officer of the Company. (i) “CFO” means the Chief Financial Officer of the Company. (j) “COBRA” means the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended. (k) “Code” means the Internal Revenue Code of 1986, as amended. (l) “Common Shares” means the common shares, par value U.S. $0.01 per share, of the Company. (m) “Company” shall have the meaning ascribed to it in Section 1.1. (n) “Employee” means: (i) the CEO;

3 (ii) any executive that reports directly into the CEO who has a title of Senior Vice President or higher; and (iii) any other common-law employee that is designated in writing by the Compensation Committee as eligible for participation under this Plan. (o) “ERISA” means the Employee Retirement Income Security Act of 1974, as amended. (p) “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, and the rules, regulations and guidance thereunder. Any reference to a provision in the Exchange Act shall include any successor provision thereto. (q) “Equity Plan” means the Dentsply Sirona Inc. 2016 Omnibus Incentive Plan or the Dentsply Sirona Inc. 2024 Omnibus Incentive Plan (or any successor omnibus equity plan thereto). (r) “First Payment Date” means the first payroll period that immediately follows the completion of both the Consideration Period (as defined in Section 4.3) and Revocation Period (as defined in Section 4.3) pertaining to an Employee’s Severance Pay. (s) “Good Reason” means when an Employee’s voluntary resignation from the Company is triggered following the initial existence of one or more of the following conditions arising without the Employee’s consent: (i) any material reduction in Employee’s Base Salary, other than as part of an across-the-board salary reduction applied to all similarly situated executives, or (ii) any material reduction in Employee’s target annual cash bonus opportunity (i.e., as a percentage of Base Salary), or (iii) relocation of Employee to a facility or location more than fifty (50) miles from his/her principal place of work, resulting in a material increase to his/her normal commute, or (iv) solely with respect to the CEO and CFO of the Company, a material diminution of authorities, duties or responsibilities (other than temporarily while Employee is physically or mentally incapacitated and unable to properly perform such duties, as determined by the Committee in good faith). Notwithstanding the foregoing, in order for an Employee to qualify for a Good Reason voluntary resignation, he/she must provide written notice of the circumstances giving rise to the Good Reason event to the CEO (but for the CEO, written notice is provided to the Board) within ninety (90) days after its initial existence and provide the Company thirty (30) days from receipt of such written notice any ability to cure such circumstance. An event constituting Good Reason shall no longer constitute Good Reason if the applicable event is cured by the Company within such thirty (30) day period; provided, however, if the Company does not timely cure the applicable Good Reason event, the Employee must resign for Good Reason by terminating his/her employment no later than thirty (30) days following the end of the Company’s thirty (30) day cure period. (t) “Person” has the meaning ascribed to such term in Section 3(a)(9) of the Exchange Act and used in Sections 13(d) and 14(d) thereof, including a “group” as defined in Section 13(d) thereof.

4 (u) “Plan” means this Amended & Restated Dentsply Sirona Inc. Key Employee Severance Benefits Plan, effective February 24, 2026, and as further amended from time to time. (v) “Qualified Termination” means an involuntary termination of the Employee’s employment by the Company without Cause or a voluntary resignation by the Employee for Good Reason. (w) “Severance Pay” shall have the meaning ascribed to it in Section 4.1(a). (x) “Specified Employee” shall mean an Employee who is a key employee (as defined in Code Section 416(i) without regard to Code Section 416(i)(5)) of the Company. For purposes of this definition, an Employee is a key employee if the Employee meets the requirements of Code Section 416(i)(1)(A)(i), (ii) or (iii) (applied in accordance with the regulations thereunder and disregarding Code Section 416(i)(5)) at any time during the twelve- month period ending on any December 31. If an Employee is a key employee as of any December 31, that Employee is treated as a Specified Employee for the twelve-month period beginning on the January 1 following the relevant December 31. 2.2. Number and Gender. Wherever appropriate, words used in the singular shall be considered to include the plural and words used in the plural shall be considered to include the singular. The masculine gender, where appearing in this Plan, shall be deemed to include the feminine gender. 2.3. Headings. The headings are included solely for convenience, and if there is any conflict between any heading and the text of this Plan, this Plan text shall control. ARTICLE 3. PARTICIPATION AND ELIGIBILITY 3.1. Participation. An individual who meets the definition of an “Employee” as of his/her termination of employment with the Company and whose employment terminates due to an event which constitutes a Qualified Termination is entitled to receive benefits under this Plan. ARTICLE 4. SEVERANCE BENEFITS 4.1. Qualified Termination. With respect to a Qualified Termination, the following payment and benefits apply: (a) Severance Pay. (i) Amounts. Subject to Section 4.3 and Section 4.4 below, the Employee will be eligible to receive from the Company: (A) CEO. A lump-sum payment equal to two (2) times the sum of the CEO’s: (I) Base Salary, plus (II) target bonus opportunity available for the fiscal year which includes the date of the CEO’s Qualified Termination, plus (III) the sum of the applicable monthly COBRA charges for continuation of medical, dental and vision insurances on a post- employment basis which are based on the CEO’s active insurance

5 coverage elections on the date of the CEO’s Qualified Termination multiplied by twelve (12) (whether or not the CEO actually elects COBRA coverage). (B) Employees Other Than the CEO. A lump-sum payment equal to one (1) times the sum of the respective Employee’s: (I) Base Salary, plus (II) target bonus opportunity available for the fiscal year which includes the date of the respective Employee’s Qualified Termination, plus (III) the sum of the applicable monthly COBRA charges for continuation of medical, dental and vision insurances on a post- employment basis which are based on the Employee’s active insurance coverage elections on the date of the Employee’s Qualified Termination multiplied by twelve (12) (whether or not the Employee actually elects COBRA coverage). Base Salary, target bonus, and potential COBRA payments under this Section 4.1(a) are collectively hereinafter referred to as the “Severance Pay.” Notwithstanding the foregoing, to the extent an Employee has an offer letter or employment agreement with the Company providing a more favorable severance benefit pertaining to Base Salary, target bonus, and potential COBRA payment, then for purposes of this Section 4.1(a), the amount of such more favorable Base Salary, target bonus, and potential COBRA payment shall apply in lieu hereof. (ii) Payment. If an Employee is not a Specified Employee as of the date of such Employee’s Qualified Termination, then the Severance Pay shall be made in a lump sum payment on the First Payment Date in accordance with the Company’s normal payroll practices; provided, that if the total number of days in the Consideration Period combined with the total number of days in the Revocation Period begin in one calendar year and end in the subsequent calendar year from the date such General Release is presented to the Employee, the Severance Pay shall instead be paid on the Alternative First Payment Date. However, if the Employee is a Specified Employee as of the date of such Employee’s Qualified Termination, the Severance Pay with respect to an Employee shall be paid as follows: (A) an amount equal to the lesser of: (I) the lesser of: (1) the total Severance Pay, or (2) two (2) times the Employee’s Base Salary as in effect on the date of the respective Employee’s Qualified Termination, or (II) two (2) times the compensation limit of Code Section 401(a)(17) for the calendar year which includes the date of the respective Employee’s Qualified Termination (i.e., $700,000 for 2025),

6 shall be paid to the Employee in a lump sum no later than the First Payment Date or the Alternative First Payment Date, as the case may be, and (B) an amount, if any, equal to: (I) the total Severance Pay, reduced by (II) the amount paid to Employee under Subclause (A) immediately above, shall be paid to the Employee in a lump sum no later than the seventh month anniversary of the date of the Employee’s Qualified Termination. (b) Pro-Rated Actual Bonus Severance. Subject to Section 4.3 and Section 4.4 below, all Employees (including the CEO) will be eligible to receive from the Company, a lump- sum payment equal to (i) the annual bonus that the Employee would have earned for the fiscal year in which the Employee’s Qualified Termination occurs had the Employee remained employed with the Company through the date the Employee was required to continue employment with the Company in order to be eligible to receive such bonus multiplied by (ii) the fraction of (I) the number of days of employment completed during the fiscal year in which the Employee’s Qualified Termination occurs divided by (II) the total number of days in such fiscal year. The pro-rated actual bonus severance, if any, will be paid at the same time as other similarly situated employees of the Company receiving bonus payments for the fiscal year but in no event will such lump sum payment of the pro-rated actual bonus be later than March 15 of the year following the year of the Employee’s Qualified Termination. (c) Potential Equity-Compensation Accelerated Vesting. Subject to Section 4.3 and Section 4.4 below, all Employees (including the CEO) with outstanding equity-compensation awards under any Equity Plan where such equity-compensation awards are subject to either full acceleration of vesting or deemed full satisfaction of any performance conditions imposed upon such equity-compensation awards pursuant to the Employee’s involuntary termination without Cause, shall equally be able to receive full acceleration of vesting or deemed full satisfaction of any performance conditions imposed upon such equity-compensation awards pursuant to the Employee’s voluntary resignation with Good Reason; provided, however, in such situation, this Plan’s definition of Good Reason shall govern whether a Good Reason has occurred. 4.2. Alternative Severance Benefits. In the event that an Employee is a “Covered Employee” as defined in the Dentsply Sirona Inc. Key Employee Change of Control Severance Benefits Plan, originally effective as of February 24, 2026, as amended (the “COC Plan”), that also provides for severance benefits upon a termination of employment in connection with a “Change of Control” (as defined in the COC Plan), the Employee shall not receive benefits under this Plan as a result of such termination of employment, but instead shall receive only the severance benefits provided under the COC Plan (i.e., there shall be no “double-dipping” and only the COC Plan shall apply in such an event). (a) 4.3. General Release. Notwithstanding anything to the contrary, the severance benefits payable under Section 4.1(a) above are specifically conditioned upon the execution by the Employee of a General Release and Waiver (the “General Release”) of claims against the Company and all its

7 Affiliates, effective as of the Employee’s last day of employment, which agreement shall be in the form provided by the Company (in other words, that such General Release must be executed and become effective in accordance with its terms (i.e., not revoked), including the expiration of the Revocation Period (as defined below) specified in the General Release, and further that such General Release may reasonably be modified for general applicability by the Company from time to time). By law, any General Release provided to Employee must provide Employee a minimum period under the federal Age Discrimination in Employment Act (currently, either twenty-one (21) or forty-five (45) calendar days depending on Employee’s age on the date of his/her Qualified Termination) to consider and evaluate whether to execute the General Release (the “Consideration Period”). Following Employee’s execution of the General Release and providing such executed copy to the Company no later than the last day of the Consideration Period, the General Release will also identify for the Employee any applicable period which immediately follows the Consideration Period during which the Employee may revoke a General Release previously provided to the Company (the “Revocation Period”). For clarity, if the Employee does not execute the General Release within the Consideration Period specified in the General Release, or the Employee exercises the revocation right specified in the General Release, any and all such severance benefits provided for under Section 4.1(a) shall be forfeited and shall not be payable at all. Further, notwithstanding anything in this Plan to the contrary, if the Consideration Period and Revocation Period taken together span two calendar years, then any and all severance benefits provided for under Section 4.1(a) shall be paid or commence, as applicable, in the second such calendar year. 4.4. Limitation on Plan Payments and Other Restrictions. (a) Tax Withholding. The Company may withhold from any and all amounts payable under this Plan all Federal, state, city, or other taxes as may be required pursuant to any law or governmental regulation or ruling. (b) Code Section 280G and Code Section 4999. Notwithstanding any other provision of this Plan or any other plan, arrangement or agreement to the contrary, if any of the payments or benefits provided or to be provided by the Company or its affiliates to the Employee or for the Employee’s benefit pursuant to the terms of this Plan or otherwise (“Covered Payments”) constitute “parachute payments” within the meaning of Code Section 280G and would, but for this Section 4.4(b) be subject to the excise tax imposed under Code Section 4999 (or any successor provision thereto) or any similar tax imposed by state or local law or any interest or penalties with respect to such taxes (collectively, the “Excise Tax”), then the Covered Payments shall either (i) be reduced (but not below zero) to the minimum extent necessary to ensure that no portion of the Covered Payments is subject to the Excise Tax or (ii) be delivered in full, whichever of the foregoing amounts, taking into account the applicable federal, state or local income and employment taxes and the Excise Tax, results in the receipt by the Employee, on an after-tax basis, of the greatest amount of benefits. Any reduction pursuant to this Section 4.4(b) shall be made in accordance with Code Section 409A and the following: (i) the Covered Payments which do not constitute nonqualified deferred compensation subject to Code Section 409A shall be reduced first, and (ii) all other Covered Payments shall then be reduced as follows: (A) cash payments shall be reduced before non-cash payments, and (B) payments to be made on a later payment date shall be reduced before payments to be made on an earlier payment date. (c) Code Section 409A. All payments to Employees pursuant to this Plan are intended to comply with the requirements of Code Section 409A and the regulations thereunder, and to the maximum extent permitted by law this Plan shall be interpreted and administered in

8 accordance with that intent. Without limiting the generality of the foregoing: (i) each separate installment of severance payable to Employee shall be considered a separate “payment” for purposes of Code Section 409A, and (ii) if Executive incurs a Qualified Termination that does not also constitute a “separation from service” as defined in Code Section 409A, Employee’s right to all amounts payable by reason of such Qualified Termination shall fully vest on the date of the Qualified Termination, but to the extent required to avoid the imposition of additional income taxes under Code Section 409A, payment shall be deferred until Employee incurs a “separation from service” as so defined and if the Employee is a Specified Employee, then until the earlier of (A) six (6) months and one day following the date of such Employee’s separation from service or (B) such Employee’s death. The Company reserves the right to amend this Plan as it considers necessary or advisable, in its sole discretion and without the consent of the Employee or any other individual, to comply with any provision required to avoid the imposition of the additional tax imposed under Code Section 409A or to otherwise avoid income recognition under Code Section 409A prior to the actual payment of any benefits or imposition of any additional tax. 4.5. Accrued Benefits. Employees are always entitled to receive their Accrued Benefits on top of any benefits provided under this Plan. 4.6. Termination other than Qualified Terminations. If the termination of Employee’s employment with the Company is not a Qualified Termination, then the Employee will not be entitled to receive severance or other benefits under this Plan. 4.7. Transfer between the Company and Affiliates. For purposes of this Plan, if the Employee is involuntarily transferred from the Company to an Affiliate or vice versa, such transfer will not be an involuntary termination without Cause but may give the Employee the ability to resign for Good Reason. 4.8. Exclusive Remedy. In the event of a termination of the Employee’s employment with the Company, the provisions of this Plan are intended to be and are exclusive and in lieu of any other rights or remedies to which the Employee may otherwise be entitled, whether at law, tort or contract, in equity. The Employee will be entitled to no benefits, compensation or other payments or rights upon termination of employment other than those benefits expressly set forth in this Plan. ARTICLE 5. DETERMINATION OF BENEFITS, CLAIMS PROCEDURE AND ADMINISTRATION 5.1. Claims. An Employee who believes that he/she is being denied a benefit to which he/she is entitled (hereinafter referred to as “Claimant”), or his/her duly authorized representative, may file a written request for such benefit with the Compensation Committee setting forth his/her claim. The request must be addressed to the Compensation Committee at the Company’s principal place of business. 5.2. Claim Decision. Upon receipt of a claim, the Compensation Committee shall advise the Claimant that a reply will be forthcoming within a reasonable period of time, but ordinarily not later than ninety (90) days, and shall, in fact, deliver such reply within such period. However, the Compensation Committee may extend the reply period for an additional ninety (90) days for reasonable cause. If the reply period will be extended, the Compensation Committee shall advise the Claimant in writing during the initial ninety (90)-day period indicating the special circumstances requiring an extension and the date by which the Compensation Committee expects to render the benefit determination. If the claim is denied in whole or in part, the Compensation Committee will render a written opinion, using language calculated to be understood by the Claimant, setting forth: (a) the specific reason or reasons for the denial, (b) the specific references to pertinent Plan provisions on which the denial is based,

9 (c) description of any additional material or information necessary for the Claimant to perfect the claim and an explanation as to why such material or such information is necessary, (d) appropriate information as to the steps to be taken if the Claimant wishes to submit the claim for review, including a statement of the Claimant’s right to bring a civil action under Section 502(a) of ERISA following an adverse benefit determination on review, and (e) the time limits for requesting a review of the denial under Section 5.2 and for the actual review of the denial under Section 5.3. 5.3. Request for Review. Within sixty (60) days after the receipt by the Claimant of the written opinion described above, the Claimant may request in writing that the Secretary of the Company (“Secretary”) review the Compensation Committee’s prior determination. Such request must be addressed to the Secretary at the Company at its then principal place of business. The Claimant or his/her duly authorized representative may submit written comments, documents, records or other information relating to the denied claim, which such information shall be considered in the review under this Section without regard to whether such information was submitted or considered in the initial benefit determination. The Claimant or his/her duly authorized representative shall be provided, upon request and free of charge, reasonable access to, and copies of, all documents, records and other information which: (a) was relied upon by the Compensation Committee in making its initial claims decision, (b) was submitted, considered or generated in the course of the Compensation Committee making its initial claims decision, without regard to whether such instrument was actually relied upon by the Compensation Committee in making its decision, or (c) demonstrates compliance by the Compensation Committee with its administrative processes and safeguards designed to ensure and to verify that benefit claims determinations are made in accordance with governing Plan documents and that, where appropriate, this Plan provisions have been applied consistently with respect to similarly situated claimants. If the Claimant does not request a review of the Compensation Committee’s determination within such sixty (60)-day period, he or she shall be barred and estopped from challenging such determination. 5.4. Review of Decision. Within a reasonable period of time, ordinarily not later than sixty (60) days, after the Secretary’s receipt of a request for review, it will review the Compensation Committee’s prior determination. If special circumstances require that the sixty (60)-day time period be extended, the Secretary will so notify the Claimant within the initial sixty (60)-day period indicating the special circumstances requiring an extension and the date by which the Secretary expects to render its decision on review, which shall be as soon as possible but not later than one-hundred twenty (120) days after receipt of the request for review. In the event that the Secretary extends the determination period on review due to a Claimant’s failure to submit information necessary to decide a claim, the period for making the benefit determination on review shall not take into account the period beginning on the date on which notification of extension is sent to the Claimant and ending on the date on which the Claimant responds to the request for additional information. Benefits under this Plan will be paid only if the Secretary decides in its discretion that the Claimant is entitled to such benefits. The decision of the Secretary shall be final and non-reviewable, unless found to be arbitrary and capricious by a court of competent review. Such decision will be binding upon the Employer and the Claimant. If the Secretary makes an adverse benefit determination on review, the Secretary will render a written opinion, using language calculated to be understood by the Claimant, setting forth:

10 (a) the specific reason or reasons for the denial, (b) the specific references to pertinent Plan provisions on which the denial is based, and (c) a statement that the Claimant is entitled to receive, upon request and free of charge, reasonable access to, and copies of, all documents, records and other information which: (i) was relied upon by the Secretary in making its decision, (ii) was submitted, considered or generated in the course of the Secretary making its decision, without regard to whether such instrument was actually relied upon by the Secretary in making its decision, (iii) demonstrates compliance by the Secretary with its administrative processes and safeguards designed to ensure and to verify that benefit claims determinations are made in accordance with governing Plan documents, and that, where appropriate, this Plan provisions have been applied consistently with respect to similarly situated claimants, and (iv) a statement of the Claimant’s right to bring a civil action under Section 502(a) of ERISA following the adverse benefit determination on such review. 5.5. Discretionary Authority. The Compensation Committee and Secretary shall both have discretionary authority to determine a Claimant’s entitlement to benefits upon his/her claim or his/her request for review of a denied claim, respectively. ARTICLE 6. MISCELLANEOUS 6.1. Plan Not a Contract of Employment. The adoption and maintenance of this Plan shall not be or be deemed to be a contract between the Company and any Employee or to be consideration for the employment of any Employee. Nothing herein contained shall give or be deemed to give any person the right to be retained in the employ of the Company or to restrict the right of the Company to discharge any Employee at any time; nor shall this Plan give or be deemed to give the Company the right to require any Employee to remain in the employ of the Company or to restrict any Employee’s right to terminate his/her employment at any time. 6.2. Amendment and Termination. Effective through October 10, 2026, the Committee may from time to time, in its complete and sole discretion, unilaterally amend, in whole or in part, any or all of the provisions of this Plan subject to providing one year’s advance notice to the Employees prior to the effective date of any change that has the effect of reducing or diminishing the rights of any Employee under this Plan; provided, however, no amendment may be made which would impair the rights of an Employee with respect to amounts already due and owing. Notwithstanding the foregoing, effective as of October 10, 2026, the Committee may from time to time, in its complete and sole discretion, unilaterally amend, in whole or in part, any or all of the provisions of this Plan; provided, however, no amendment may be made which would impair the rights of an Employee with respect to amounts already due and owing. Notwithstanding anything to the contrary, (i) the Committee retains unilateral authority to amend this Plan at any time, regardless of impact to Employees, if such change is required under any law applicable to this Plan, and (ii) any change which directly impacts the benefits provided to the CEO may not be amended without the Committee seeking Board approval first. Only the Board has the right to terminate this Plan at any time so long as such termination complies fully with the provisions of Code Section 409A and the underlying final regulations.

11 6.3. Governing Laws. All provisions of this Plan shall be construed in accordance with the laws of Delaware except to the extent preempted by federal law. 6.4. Entire Agreement. This document and any amendments contain all the terms and provisions of this Plan and shall constitute the entire Plan, any other alleged terms or provisions being of no effect. 6.5. No Guarantee of Tax Consequences. While the Company has established, and will maintain this Plan, the Company makes no representation, warranty, commitment, or guaranty concerning the income, employment, or other tax consequences of participation in this Plan under federal, state, or local law. 6.6 The Company’s Successors. Any successor (whether direct or indirect and whether by purchase, merger, consolidation, liquidation or otherwise) to all or substantially all of the Company’s business and/or assets must assume the obligations under this Plan and agree expressly to perform the obligations under this Plan in the same manner and to the same extent as the Company would be required to perform such obligations in the absence of a succession. 6.7 Notice. (a) General. All notices and other communications required or permitted under this Plan shall be in writing and will be effectively given (i) upon actual delivery to the party to be notified, (ii) twenty-four (24) hours after confirmed facsimile transmission, (iii) one (1) business day after deposit with a recognized overnight courier, or (iv) three (3) business days after deposit with the U.S. Postal Service by first class certified or registered mail, return receipt requested, postage prepaid, addressed (A) if to the Employee, at the address the Employee shall have most recently furnished to the Company in writing, (B) if to the Company, at the following address: Dentsply Sirona Inc. 13320 Ballantyne Corporate Place Charlotte, NC 28277 Attention: General Counsel (b) Notice of Termination. Any termination by the Company for Cause will be communicated by a notice of termination to the Employee, and any termination by the Employee for Good Reason will be communicated by a notice of termination to the Company, in each case given in accordance with this Section 6.7. Such notice will indicate the specific termination provision in this Plan relied upon, will set forth in reasonable detail the facts and circumstances claimed to provide a basis for termination under the provision so indicated, and will specify the termination date (which will be not more than thirty (30) days after the later of (i) the giving of such notice, or (ii) the end of any applicable cure period). The failure by the Employee to include in the notice any fact or circumstance that contributes to a showing of Good Reason will not waive any right of the Employee under this Plan or preclude the Employee from asserting such fact or circumstance in enforcing the Employee’s rights under this Plan. 6.8 Resignation. The termination of the Employee’s employment for any reason will also constitute, without any further required action by the Employee, the Employee’s voluntary resignation from all officer and/or director positions held at the Company or an Affiliate, and at the Board’s request, the Employee will execute any documents reasonably necessary to reflect such resignation. 6.9 Waiver. No waiver by either party of any breach of, or of compliance with, any condition or provision of this Plan by the other party will be considered a waiver of any other condition or provision or of the same condition or provision at another time.

12 6.10 Severability. The invalidity or unenforceability of any provision or provisions of this Plan will not affect the validity or enforceability of any other provision hereof, which will remain in full force and effect.